UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet                 Arrangement of a Registrant.

On February 15, 2005, Enterprise Products Partners L.P. (the "Partnership") announced that its operating subsidiary, Enterprise Products Operating L.P. (the "Operating Partnership"), priced a private placement of an aggregate of $500 million in principal amount of its senior unsecured notes (the "Senior Notes Offering") in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). Concurrent with the pricing of the Senior Notes Offering, the Operating Partnership, the Partnership, Enterprise Products GP, LLC, Enterprise Products OLPGP, Inc. and representatives of the several initial purchasers, entered into a Purchase Agreement, dated February 15, 2005, in connection with the Senior Notes Offering.

The Senior Notes (as defined below) are expected to be sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The $500 million in principal amount of Senior Notes (as defined below) are offered in two separate series as follows:

Principal Amount	Issue Price	Fixed-Coupon Rate	Maturity Date
$250 million	99.379%	5.000%	March 1, 2015
$250 million	98.691%	5.750%	March 1, 2035

The two series of senior notes (together with the related guarantee) referenced in the table above are collectively referred to in this Current Report on Form 8-K as the “Senior Notes.” The issuance and sale of the Senior Notes is expected to close on or about March 2, 2005.

Each series of Senior Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Partnership. Initially, the Senior Notes will not be guaranteed by any of the Operating Partnership’s subsidiaries. In the future, however, if the Operating Partnership’s subsidiaries become guarantors or co-obligors of the Operating Partnership’s Funded Debt (as defined in the indenture relating to the Senior Notes), then such subsidiaries will jointly and severally, fully and unconditionally, guarantee the Operating Partnership’s payment obligations under the Senior Notes. In such event, each subsidiary guarantor will execute a supplement to the indenture to effect its guarantee.

Interest on the Senior Notes will accrue from the date of issuance or the most recent interest payment date, and will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2005. Interest will be payable to holders of record on the February 15th and August 15th immediately preceding the related interest payment dates, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Operating Partnership, at its option, may at any time in whole, and from time to time in part, redeem the Senior Notes of any series on not less than 30 nor more than 60 days’ prior notice mailed to the holder of any series of Senior Notes to be redeemed. Each series of Senior Notes will be redeemable at a redemption price, plus accrued interest on the date of redemption, equal to the greater of (1) 100% of the principal amount of the Senior Notes to be redeemed or (2) the sum of the present value of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Senior Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the indenture relating to the Senior Notes) plus the redemption premium applicable to such series of Senior Notes.

2

Except as described below, neither the Operating Partnership nor the Partnership is restricted by the indenture relating to the Senior Notes from incurring any type of Indebtedness (as defined in the indenture relating to the Senior Notes) or other obligation, from paying dividends or making distributions on its partnership interests or purchasing or redeeming its partnership interests. The indenture relating to the Senior Notes does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. Additionally, the indenture relating to the Senior Notes does not contain any provisions that would require the Operating Partnership to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving the Operating Partnership that may adversely affect the creditworthiness of the debt securities.

The indenture governing the Senior Notes does, however, contain covenants that limit the Partnership and its subsidiaries from creating liens on its or their properties without equally and ratably securing the Senior Notes and from engaging in certain sale/leaseback transactions. The indenture also limits the Operating Partnership’s and the Partnership’s ability to engage in certain mergers, consolidations and sales of assets.

Upon a continuing event of default, the trustee or the holders of 25% principal amount of a series of Senior Notes may declare the Senior Notes of that series immediately due and payable, except that a default resulting from the Partnership’s or the Operating Partnership’s entry into a bankruptcy, insolvency or reorganization will automatically cause all debt securities under the indenture to become due and payable. Each of the following shall constitute an event of default under the indenture with respect to a series of Senior Notes:

•

default continuing for 30 days in any payment of interest on the Senior Notes of that series when due, including default in payment of interest due under the Registration Rights Agreement described below;

•	default in the payment of principal or premium, if any, on the Senior Notes of that series when due at its stated maturity, upon redemption, upon declaration or otherwise;

•	failure of the Partnership or the Operating Partnership to comply for 60 days after notice with its other agreements respecting the Senior Notes;

•	certain events of bankruptcy, insolvency or reorganization of the Partnership or the Operating Partnership; or

•

any guarantee of the Senior Notes ceases to be in full force and effect or is declared null and void in a judicial proceeding or any guarantor of the Senior Notes denies or disaffirms its obligations under the Indenture or a guarantee.

A default resulting from the Partnership’s or the Operating Partnership’s failure to comply with its other agreements respecting a series of Senior Notes shall not become an event of default until the trustee or the holders of 25% of principal amount of the series of Senior Notes notify the Partnership or the Operating Partnership and the default is not cured within 60 days of such notice.

The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The terms of the Registration Rights Agreement to be entered into at the closing of the Senior Notes Offering, will require the Operating Partnership and the Partnership to register notes (and related guarantees) having substantially identical terms as the Senior Notes under the Securities Act and to complete offers to exchange each series of the Senior Notes. If an exchange cannot be effected, the Operating Partnership and the Partnership have agreed to file and keep effective a shelf registration statement for resale of the Senior Notes. Failure of the Operating Partnership to comply with the registration and exchange requirements set forth in the Registration Rights Agreement will require the Operating Partnership to pay additional interest semi-annually, over and above the stated interest rate, on the Senior Notes in an amount not to exceed a rate of 0.25% per year.

3

A press release issued by the Partnership on February 15, 2005 is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. Following the closing of the Senior Notes Offering, the Partnership will file, as exhibits, the indenture relating to the Senior Notes (and any supplements thereto), the Forms of Senior Notes for each series and the Registration Rights Agreement. These documents will contain a more detailed description of the terms and conditions of the Senior Notes.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release dated February 15, 2005.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, its General Partner

Date: February 16, 2005	By:	/s/ Michael J. Knesek
Name: Michael J. Knesek
Title: Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC